                                                                    EXHIBIT 2.3


Harry A. Perrin                              Henry W. Simon, Jr.
Rosalie Walker Gray                          Michael D. Warner
WEIL, GOTSHAL & MANGES LLP                   David T. Cohen
700 Louisiana, Suite 1600                    SIMON, ANISMAN, DOBY & WILSON, P.C.
Houston, Texas  77002-2784                   400 Professional Building
(713) 546-5000                               P.O. Box 17047
                                             Fort Worth, Texas 76102-0047
Stephen A. Youngman                          (817) 820-3100
Kelli M. Walsh
WEIL, GOTSHAL & MANGES LLP                   ATTORNEYS FOR THE CREDITORS'
100 Crescent Court, Suite 1300               COMMITTEE
Dallas, Texas 75201-6950
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION


------------------------------------(S)
In re:                              (S)  Case No. 397-31261-SAF-11
                                    (S)
JAYHAWK ACCEPTANCE CORPORATION,     (S)  Chapter 11
a Texas Corporation,                (S)
                                    (S)
          Debtor.                   (S)
------------------------------------(S)



              SECOND MODIFICATION TO JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
              PROPOSED BY THE DEBTOR AND THE CREDITORS' COMMITTEE
              ---------------------------------------------------



Dated:    October 9, 1997
          Dallas, Texas

              SECOND MODIFICATION TO JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
              PROPOSED BY THE DEBTOR AND THE CREDITORS' COMMITTEE
              ---------------------------------------------------


     Jayhawk Acceptance Corporation and the Official Committee of Unsecured Creditors ("Plan Proponents"), in accordance with section 1127, title 11, of the United States Code ("Bankruptcy Code") and section 13.9 of the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Debtor and the Creditors' Committee ("Joint Plan"), hereby modify the Joint Plan as set forth below.

     The modifications will not cause the Plan to fail to meet the requirements of sections 1122 and 1123 of the Bankruptcy Code. Furthermore, the modifications are not material and will not adversely impact the rights of any parties in interest; therefore, compliance with section 1125 of the Bankruptcy Code is not required with respect to the modifications.

     Capitalized terms used herein but not defined have the meanings ascribed to such terms in the Joint Plan.

     Modifications that reflect additions to the Joint Plan are identified by underlining, and modifications that reflect deletions from the Joint Plan are
-----------
identified by *.


                   MODIFICATIONS TO SECTION 1.1 OF JOINT PLAN
                   ------------------------------------------

     Section 1.1(al) of the Joint Plan, which defines the Effective Date of the Joint Plan, is modified to remove the Final Order requirement that would prevent the Joint Plan from becoming effective in the event of an appeal of the Confirmation Order:

          (al) Effective Date means the first Business Day that is ten (10) days
               --------------
     after the date * of entry of the Confirmation Order *.
                      -----------


Dated:  October 9, 1997
        Dallas, Texas

                              JAYHAWK ACCEPTANCE CORPORATION


                              By:  /s/ Jack T. Smith
                                 ----------------------------------
                                 Jack T. Smith
                                 President and Chief Operating Officer


                              OFFICIAL COMMITTEE OF UNSECURED
                                 CREDITORS


                              By:  /s/ Donald L. Jones
                                 ----------------------------------
                                 Donald L. Jones
                                 (Vice President of Cap Gemini America)
                                 Chairman

OF COUNSEL:


WEIL, GOTSHAL & MANGES LLP


By:/s/ Harry A. Perrin
   -------------------
   Harry A. Perrin
   State Bar No. 15796800

700 Louisiana, Suite 1600
Houston, Texas  77002-2784
(713) 546-5000
   -and-
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


SIMON, ANISMAN, DOBY & WILSON, P.C.


By:/s/ Michael D. Warner
   ---------------------
   Michael D. Warner
   State Bar No. 00792304

400 Professional Building
303 West Tenth Street
P.O. Box 17047
Fort Worth, Texas 76102-0047
(817) 820-3100

COUNSEL FOR CREDITORS' COMMITTEE

                                       2